UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2019

COUSINS PROPERTIES INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Georgia	001-11312	58-0869052
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road NE, Suite 1800 Atlanta, Georgia	30326
(Address of Principal Executive Offices)	(Zip code)

(404) 407-1000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.0 per share	CUZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

On June 14, 2019, Cousins Properties Incorporated, a Georgia corporation (“Cousins”), completed its previously announced acquisition of TIER REIT, Inc., a Maryland corporation (“TIER”), pursuant to the Agreement and Plan of Merger, dated as of March 25, 2019 (the “Merger Agreement”), by and among the Cousins, TIER and Murphy Subsidiary Holdings Corporation, a Maryland corporation and direct wholly owned subsidiary of the Cousins (“Merger Sub”). Pursuant to the terms of the Merger Agreement, upon the terms and subject to the conditions of the Merger Agreement, on June 14, 2019, at the effective time of the Merger (the “Effective Time”), TIER merged with and into Merger Sub (the “Merger”) with Merger Sub continuing as the surviving corporation of the Merger.

At the Effective Time, each share of common stock, par value $0.0001 per share, of TIER (“TIER common stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive 2.98 newly issued shares of Cousins common stock, par value $1.00 per share (the “Cousins common stock”), subject to customary anti-dilution adjustments and with cash paid in lieu of fractional shares. As a result of the Merger, former TIER common stockholders will receive approximately 166 million shares of Cousins common stock for their shares of TIER common stock.

In addition, pursuant to the Merger Agreement, as of immediately prior to the Effective Time, each outstanding award of restricted shares and restricted stock units in respect of TIER common stock became fully vested in accordance with their terms and were otherwise treated in the same manner as any other share of TIER common stock at the Effective Time.  As of immediately prior to the Effective Time, with respect to each outstanding award of performance-based restricted stock units in respect of TIER common stock, performance was determined to be achieved as set forth under the applicable award agreement.

The description of the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to Cousins’ Current Report on Form 8-K filed on March 25, 2019.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the size of the Cousins Board of Directors was expanded from nine to ten directors and, pursuant to the Merger Agreement, two members of the TIER Board of Directors, Mr. Scott W. Fordham and Mr. R. Kent Griffin, Jr., were appointed to the Cousins Board of Directors.  Messrs. Fordham and Griffin have not yet been appointed to any committee of the Cousins Board of Directors.  Messrs. Fordham and Griffin will be compensated in accordance with Cousins’ non-employee director compensation policy, without pro-ration for any partial year of service.

Scott W. Fordham served as the chief executive officer and a director of TIER since 2014. Mr. Fordham has over 25 years of experience in commercial real estate with an emphasis on strategy, transactions, corporate finance and capital markets. Mr. Fordham previously served as TIER’s president from 2013 until February 2018. Mr. Fordham previously served as an executive with Prentiss Properties Trust, a publicly-traded REIT, and its successor, Brandywine Realty Trust, along with Apartment Investment and Management Company.

R. Kent Griffin, Jr. previously served as an independent director of TIER since January 2017.  Mr. Griffin brings extensive experience in real estate operations, corporate finance and capital markets. Mr. Griffin served from 2008 to 2015 as president and chief operating officer of BioMed Realty Trust, Inc., a leading provider of real estate for the life science industry. Mr. Griffin joined BioMed as chief financial officer in 2006, and prior to that, he worked in investment banking and public accounting and advisory.

In addition, effective as of June 14, 2019, Edward M. Casal resigned as a director of Cousins and as a member of the Audit Committee of the Cousins Board of Directors.  Mr. Casal’s resignation is not a result of any disagreement with Cousins on any matter relating to Cousins’ operations, policies or practices.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2019, following the Effective Time, the restated and amended articles of incorporation of Cousins (the “Cousins Articles”) were amended to effect a reverse stock split of the issued and outstanding shares of Cousins common stock (the “Reverse Split Stock Amendment”), pursuant to which, (1) each four shares of issued and outstanding Cousins common stock were combined into one share of Cousins common stock (the “Reverse Stock Split”) and (2) the authorized amount of shares of Cousins common stock was proportionally reduced to 175,000,000 shares.

Immediately after the Reverse Split, the Cousins Articles were further amended to increase the number of authorized shares of Cousins common stock from 175,000,000 to 300,000,000 shares (the “Authorize Share Increase Amendment”).

The description of the Reverse Stock Split Amendment and the Authorized Share Increase Amendment contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the articles effecting the Reverse Stock Split Amendment and Authorized Share Increase Amendment, copies of which are included herewith as Exhibit 3.1 and Exhibit 3.2, respectively, and incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure

On June 14, 2019, Cousins issued a press release announcing the closing of the Merger.  Copies of the press release are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated into this Item 7.01 by reference. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended June 14, 2019

3.2	Articles of Amendment to Restated and Amended Articles of Incorporation of Cousins, as amended June 14, 2019

99.1	Press Release, dated June 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUSINS PROPERTIES INCORPORATED

Date: June 14, 2019	By:	/s/ Pamela Roper
		Name:	Pamela Roper
		Title:	Executive Vice President and General Counsel